UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2016

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE	38103
MEMPHIS, TENNESSEE	(Zip Code)
(Address of principal executive office)

Registrant’s telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

ITEM 7.01. Regulation FD Disclosure.

Furnished as Exhibit 99.1 is a copy of the First Horizon National Corporation (“FHN”) Financial Supplement and Investor Slide Presentation for the quarter ended September 30, 2016, which was released today.

The foregoing information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition," and Item 7.01, "Regulation FD Disclosure." The exhibit speaks as of the date thereof and FHN does not assume any obligation to update in the future the information therein.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP in the Exhibit

Certain measures are included in the exhibit that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (”GAAP”) in the U.S. and also are not codified in the U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN's management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN's management and directors through various internal reports.

Presentation of regulatory measures, some which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in the exhibit include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and offbalance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue ("PPNR"), calculated by adding the provision/(provision credit) for loan losses to income before income taxes.

The non-GAAP measures presented in the exhibit include: return on average tangible common equity (“ROTCE”); tangible common equity ("TCE") to tangible assets ("TA"); tangible book value per common share; adjusted noninterest expense, adjusted PPNR, and adjusted pre-tax income; and earnings per share measures reported at the segment level.

Reconciliations of non-GAAP to GAAP measures and presentation of the most comparable GAAP items are presented near the end (immediately before the Glossary) of the Financial Supplement portion of the exhibit, and at the end of the Investor Slide Presentation.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished pursuant to Items 2.02 and 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of FHN’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	First Horizon National Corporation Financial Supplement and Investor Slide Presentation for the quarter ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: October 14, 2016	By: /s/ William C. Losch III
William C. Losch III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished pursuant to Items 2.02 and 7.01, is not to be considered “filed” under the Exchange Act, and shall not be incorporated by reference into any of FHN’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description

99.1	First Horizon National Corporation Financial Supplement and Investor Slide Presentation for the quarter ended September 30, 2016.